                                                                    EXHIBIT 9(B)
                                                                    ------------

                   MASTER ADMINISTRATIVE SERVICES AGREEMENT


MASTER ADMINISTRATIVE SERVICES AGREEMENT dated this 1st day of March, 1997, by and among Massachusetts Financial Services Company, a Delaware corporation (the "Administrator"), and each of the funds (or trusts acting on behalf of their series) identified on Exhibit A hereto (each a "Fund" and collectively the
                      ---------
"Funds").

                              W I T N E S S E T H:

WHEREAS, the Funds have entered into Investment Advisory Agreements with the Administrator (the "Advisory Agreements") pursuant to which the Administrator provides investment advisory services to the Funds;

WHEREAS, the Advisory Agreements recite that the Administrator will bear certain expenses associated with the provision of investment advisory services and that the Funds will bear their own expenses, including expenses of legal counsel to the Funds, expenses connected with the execution, recording and settlement of the Funds' portfolio security transactions and expenses of calculating the Funds' net asset values;

WHEREAS, the Administrator, at its expense, has provided a variety of administrative services to the Funds for the benefit of the Funds and their shareholders; and

WHEREAS, the Funds desire to retain the Administrator to render certain legal, financial administration and other administrative services to the Funds in the manner and on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and hereinafter set forth, the parties covenant and agree as follows:

1.    Administrative Services.  Subject to the limitations set forth in the
      -----------------------
second paragraph of Section 3 of this Agreement, the Administrator shall render to each Fund the financial administration services set forth on Exhibit B hereto
                                                                ---------
(the "Financial Administration Services"), the legal services set forth on Exhibit C hereto (the "Legal Services") and the other administrative services
---------
set forth on Exhibit D hereto ("Other Administrative Services") (the Financial
             ---------
Administration Services, Legal Services and Other Administrative Services are collectively referred to as the "Administrative Services").

      The Administrative Services provided by the Administrator to each Fund may not include all Administrative Services required by the Fund, due to a number of considerations, including, without limitation, the Administrator's level of work flow, staffing and resources, the specialized or unique nature of the Administrative Services and the relative priorities of such Administrative Services. The Administrator may, on behalf of each Fund, arrange for or engage outside legal counsel, accounting or auditing firm or any other outside service provider or vendor (collectively, "third party vendors") to perform Administrative Services for the Fund, and the Fund will bear the expense of any such third party vendors; provided however, that the Administrator shall promptly inform the
         ----------------
Fund's governing board in the event any third party vendor is engaged to perform Administrative Services for a Fund on a basis that is expected to generate significant expenses for a Fund.

2.    Maintenance of Books and Records.  With respect to the provision of
      --------------------------------
Administrative Services, the Administrator will preserve for each Fund that is registered as a registered investment company with the Securities and Exchange Commission (the "SEC") all records required to be maintained as prescribed by the rules and regulations of the SEC in the manner and for the time periods prescribed by such rules. The Administrator agrees that all such records shall be the property and under the control of each Fund for which they are maintained and shall be made available, within five business days of any request therefor, to the Fund's Board of Trustees or auditors during regular business hours at the Administrator's offices. In the event of termination of this Agreement for any reason, all such records shall be returned, without charge, promptly to the appropriate Fund, free from any claim or retention of rights by the Administrator, except that the Administrator may retain copies of such records.

3.    Administrative Fee.  Each Fund shall pay the Administrator a fee as
      ------------------
agreed to from time to time and as set forth  in Exhibit E hereto (the
                                                 ---------
"Administrative Fee"). The Administrative Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Administrator on the second to last business day of each calendar month. If this Agreement becomes effective or terminates before the end of any calendar month, the Administrative Fee for the period from the effective date to the end of such calendar month or from the beginning of such calendar month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

      The governing board of each Fund will, on an annual basis, review the services provided, the Administrator's costs in providing such services, amounts paid to third party vendors pursuant to the arrangement described in Section 1 and the amount paid by the Fund to the Administrator pursuant to this Agreement (including the extent to which such amount is greater or lesser than the Administrator's costs in providing such services) and such other information as such board may reasonably request.

4.    Scope of Administrative Services; Regulatory and Business and Industry
      ----------------------------------------------------------------------
Practice Developments.  The Administrative Services to be furnished by the
---------------------
Administrator include only those services required by a Fund or which are being furnished by the Administrator at March 1, 1997. In the event that, subsequent to March 1, 1997, because of regulatory developments, or new or modified business or industry practices, the Fund requires services in addition to the Administrative Services, at the request of the Fund, the Administrator will consider furnishing such additional services, with compensation for such additional services to be agreed upon with respect to each such occasion as it arises.

5.    Non-Exclusivity.  The services of the Administrator to the Funds
      ---------------
hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others.

6.    Standard of Care.  Neither the Administrator, nor any of its directors,
      ----------------
officers, stockholders, agents or employees, shall be liable or responsible to any Fund or its shareholders for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by the Administrator of its duties under this Agreement, except for liability resulting from
(a) willful misfeasance, (b) bad faith, (c) in the case of Financial Administration Services, negligence, and, in the case of Legal Services and Other Administrative Services, gross negligence, in each case on the Administrator's part or (d) from reckless disregard by the Administrator of its obligations and duties under this Agreement.

7.    Term, Termination, Amendment and Assignment.  This Agreement shall begin
      -------------------------------------------
on the date first written above and shall continue indefinitely. The Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors/Trustees which oversees the Fund upon sixty (60) days' written notice to the Administrator. This Agreement may be terminated by the Administrator with respect to any Fund at any time upon sixty (60) days' written notice to the Fund. This Agreement may be amended at any time by a written agreement executed by each party hereto and may be assigned with respect to any Fund only with the written consent of the Fund and the Administrator.

8.    Miscellaneous.
      -------------

      a.   Captions. The captions in this Agreement are included for convenience
           --------
           of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      b.   Governing Law. The provisions of this Agreement shall be construed
           -------------
           and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

      c.   Counterparts. This Agreement may be executed simultaneously in two or
           ------------
           more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      d.   Joinder of Funds. In the event that additional funds are created from
           ----------------
           time to time which desire to retain the Administrator to provide them with Administration Services pursuant to this Agreement, the Administrator and the additional fund may jointly amend Schedule A hereto to add the additional fund, and the additional fund shall thereafter be deemed a "Fund" for all purposes of this Agreement. The consent of the other parties to this Agreement shall not be required to amend Schedule A hereto.

      e.   Scope of Fund's Obligations. A copy of the Declaration of Trust of
           ---------------------------
           each Fund (or trust of which the Fund is a series) organized as a Massachusetts business trust (each a "Trust"), is on file with the Secretary of State of The Commonwealth of Massachusetts. The Administrator acknowledges that the obligations of or arising out of this Agreement are not binding upon any of a Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest thereunder and hereunder. If this Agreement is executed by the Trust on behalf of one or more series of the Trust, the Administrator further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf the Trust has executed this Agreement. The Administrator also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affiliated, as of the date first written above.

                                     On behalf of the MFS Family of Funds, MFS
                                     Closed-End Funds and MFS Institutional
                                     Funds listed on Exhibit A hereto


                                     By:/s/ A. KEITH BRODKIN
                                        ----------------------------------------
                                        A. Keith Brodkin
                                        Chairman and President

                                     On behalf of the MFS/Sun Life Series Trust and Compass Products listed on Exhibit A hereto


                                     By:/s/ JOHN D. MCNEIL
                                        ---------------------------------------
                                        John D. McNeil
                                        Chairman

                                     MASSACHUSETTS FINANCIAL SERVICES COMPANY


                                     By:/s/ JEFFREY L. SHAMES
                                        ---------------------------------------
                                        Jeffrey L. Shames
                                        President

                                                                       Exhibit A
                                                                       ---------
                                     Funds
                                     -----

I.    MFS Family of Funds
      -------------------
      MFS Series Trust I:
      ------------------
       MFS Managed Sectors Fund
       MFS Cash Reserve Fund
       MFS World Asset Allocation Fund
       MFS Special Opportunities Fund
       MFS Aggressive Growth Fund
       MFS Research Growth and Income Fund
       MFS Equity Income Fund
       MFS Core Growth Fund
       MFS Convertible Securities Fund
       MFS Blue Chip Fund
       MFS New Discovery Fund
       MFS Science & Technology Fund
       MFS Research International Fund

      MFS Series Trust II:
      -------------------
       MFS Emerging Growth Fund
       MFS Capital Growth Fund
       MFS Gold & Natural Resources Fund
       MFS Intermediate Income Fund

      MFS Series Trust III:
      --------------------
       MFS High Income Fund
       MFS Municipal High Income Fund

      MFS Series Trust IV:
      -------------------
       MFS Money Market Fund
       MFS Government Money Market Fund
       MFS Municipal Bond Fund
       MFS OTC Fund

      MFS Series Trust V:
      ------------------
       MFS Total Return Fund
       MFS Research Fund

      MFS Series Trust VI:
      -------------------
       MFS World Total Return Fund
       MFS Utilities Fund
       MFS World Equity Fund

      MFS Series Trust VII:
      --------------------
       MFS World Governments Fund
       MFS Value Fund

      MFS Series Trust VIII:
      ---------------------
       MFS Strategic Income Fund
       MFS World Growth Fund

      MFS Series Trust IX:
      -------------------
       MFS Bond Fund
       MFS Limited Maturity Fund
       MFS Municipal Limited Maturity Fund

      MFS Series Trust X:
      ------------------
       MFS Government Mortgage Fund
       MFS/Foreign & Colonial Emerging Markets Equity Fund
       MFS/Foreign & Colonial International Growth Fund
       MFS/Foreign & Colonial International Growth and Income Fund

      MFS Municipal Series Trust:
      --------------------------
       MFS Alabama Municipal Bond Fund
       MFS Arizona Municipal Bond Fund
       MFS California Municipal Bond Fund
       MFS Florida Municipal Bond Fund
       MFS Georgia Municipal Bond Fund
       MFS Maryland Municipal Bond Fund
       MFS Massachusetts Municipal Bond Fund
       MFS Mississippi Municipal Bond Fund
       MFS New York Municipal Bond Fund
       MFS North Carolina Municipal Bond Fund
       MFS Pennsylvania Municipal Bond Fund
       MFS South Carolina Municipal Bond Fund
       MFS Tennessee Municipal Bond Fund
       MFS Virginia Municipal Bond Fund
       MFS West Virginia Municipal Bond Fund
       MFS Municipal Income Fund

       MFS Growth Opportunities Fund

       MFS Government Securities Fund

       Massachusetts Investors Growth Stock Fund

       MFS Government Limited Maturity Fund

       Massachusetts Investors Trust

II.   MFS Closed-End Funds
      --------------------
       MFS Municipal Income Trust
       MFS Multimarket Income Trust
       MFS Government Markets Income Trust
       MFS Intermediate Income Trust
       MFS Charter Income Trust
       MFS Special Value Trust

III.   MFS Institutional Funds
       -----------------------
       MFS Institutional Trust:
       ------------------------
        MFS Institutional Emerging Equities Fund
        MFS Institutional Worldwide Fixed Income Fund
        MFS Institutional Emerging Markets Income Fund
        MFS Institutional International Equity Fund
        MFS Institutional Mid-Cap Growth Equity Fund
        MFS Institutional Research Fund
        MFS Institutional Core Plus Fixed Income Fund

       MFS Union Standard Trust:
       -------------------------
        MFS Union Standard Equity Fund

       MFS Variable Insurance Trust:
       -----------------------------
        MFS Emerging Growth Series
        MFS Value Series
        MFS Research Series
        MFS Growth With Income Series
        MFS Total Return Series
        MFS Utilities Series
        MFS High Income Series
        MFS World Governments Series
        MFS Strategic Fixed Income Series
        MFS Bond Series
        MFS Limited Maturity Series
        MFS Money Market Series

IV.    MFS/Sun Life Series Trust
       -------------------------
        MFS Capital Appreciation Series
        MFS Conservative Growth Series
        MFS Government Securities Series
        MFS World Governments Series
        MFS High Yield Series
        MFS Managed Sectors Series
        MFS Money Market Series
        MFS Total Return Series
        MFS Utilities Series
        MFS World Growth Series
        MFS Zero Coupon Series 2000
        MFS Research Series
        MFS World Asset Allocation Series
        MFS World Total Return Series
        MFS Emerging Growth Series
        MFS/Foreign & Colonial
        International Growth and Income Series
        MFS/Foreign & Colonial International Growth Series
        MFS/Foreign & Colonial Emerging Markets Equity Series
        MFS Value Series

V.  Compass Products
    ----------------
     MFS Capital Appreciation Variable Account
     MFS Government Securities Variable Account
     MFS World Governments Variable Account
     MFS High Yield Variable Account
     MFS Managed Sectors Variable Account
     MFS Money Market Variable Account
     MFS Total Return Variable Account

                                                                       Exhibit B
                                                                       ---------

                       Financial Administration Services
                       ---------------------------------

     The Administrator shall perform the following Financial Administration Services for each Fund:

A.   General Services.
     ----------------

     1. Prepare such financial information of the Fund as is reasonably necessary for reports to shareholders of the Fund, reports to the Fund's governing board and officers, and reports to appropriate regulatory authorities including, without limitation, prospectuses, shareholder reports, shareholder notices, proxy statements and other periodic reports and render statements or copies of records as from time to time are reasonably requested by the Fund.

     2. Facilitate audits of accounts by the Fund's independent public accountants or by any of the auditors employed or engaged by the Fund or by any regulatory body with jurisdiction over the Fund. Coordinate with, and monitor the performance of, the custodian banks retained by the Fund to perform the necessary custodial services for the Fund including, without limitation, the safekeeping of the funds and securities.

     3. Negotiate contracts for computing the Fund's net asset value per share, and, if applicable, its public offering price and/or its daily dividend rates and money market yields and other investment performance quotations, in accordance with sub-paragraph C below, and notify the Fund and such other persons as the Fund may reasonably request of the net asset value per share, the public offering price and/or its daily dividend rates and money market yields and other investment performance quotations.

B.   Valuation of Securities.  The Administrator shall ensure that the value of
     -----------------------
the Fund's securities is computed in accordance with governing law, rules and regulations, the Fund's governing instruments and subject to the oversight and direction of the Fund's governing body. The Administrator may use one or more external pricing services in computing the value of a Fund's securities, including broker/dealers, provided that the Fund's governing body or an individual designated by the Fund's governing body has approved the use of such pricing services.

C.   Computation of Net Asset Value, Public Offering Price, Daily Dividend Rates
     ---------------------------------------------------------------------------
and Performance Quotations.  The Administrator shall assure that  the Fund's net
--------------------------
asset value, net income, public offering price, dividend rates and money market yields, if applicable, and other investment performance quotations are calculated in a manner and at such time or times as the Fund shall direct and in accordance with governing law, rules and regulations and the Fund's governing instruments and subject to the oversight and direction of the Fund's governing board.

D.   Other Financial Administration Services.  In addition, the Administrator
     ---------------------------------------
shall provide the following Financial Administration Services:

     (1) Provide Treasurers or Assistant Treasurers to serve as officers of the Fund;

     (2) Coordinate the meetings of the Audit Committees, assure that meetings are scheduled and that agendas are prepared; participate in meetings of the Audit Committee;

     (3) Review contracts and negotiate fees for the Fund for services such as independent audit fees, custodian fees, transfer agent fees and the fees of other service providers to the Fund;

     (4) Oversee the preparation of accounting records required to be maintained by the Fund. Assure that any audit of Fund records is coordinated and completed timely;

     (5) Direct the preparation of Fund Financial Statements and Footnotes. Assure that all statements and disclosures are in accordance with generally accepted accounting principles and that disclosures meet current regulatory or accounting requirements;

     (6) Assure that all distributions of the Fund meet the distribution and excise tax requirements to assure qualification and to minimize taxes paid by the Fund;

     (7) Establish the tax policies and procedures for the Fund; maintain procedures and policies with respect to tax matters; maintain tax accounting records of the Fund; complete or review tax returns and excise tax forms for the Fund; assist in preparing the 1099-DIV information delivered to shareholders;

     (8) Complete materials for the governing board of the Fund, including materials for board meetings and in connection with the renewal of investment advisory and distribution contracts;

     (9) Direct the accrual of Fund expenses; review and approve all invoices submitted to the Fund; and

     (10) Perform or arrange for the performance of all other Financial Administration Services required of the Fund.

                                                                       Exhibit C
                                                                       ---------

                                Legal Services
                                --------------


     The Administrator shall provide the following Legal Services to each Fund:

A.   Organizational Matters and Initial Registration.  The Administrator shall
     -----------------------------------------------
perform the following functions relating to the organization and initial registration of the Fund:

     . Draft and file with appropriate regulatory authorities the Fund's charter documents;

     . Draft, negotiate and file with appropriate regulatory authorities the Fund's service contracts;

     . Prepare and file the Fund's registration statement or other similar registration documentation with appropriate regulatory authorities (the "Registration Statement") and negotiate with such regulatory authorities; and

     . Otherwise arrange for and oversee registration and qualification of the Fund's shares.

B.   Ongoing Regulatory Filings, Reports and Meetings.  The Administrator shall
     ------------------------------------------------
perform the following functions relating to ongoing regulatory filings, reports and meetings of the Fund:

     . Prepare and file with appropriate regulatory authorities amendments to the Fund's Registration Statement;

     . Prepare and file with appropriate regulatory authorities supplements to the Fund's prospectus and statement of additional information;

     . Design and write documents or materials required to be prepared by or on behalf of the Fund for distribution to shareholders of the Fund, the Fund's governing board and officers and any governmental officers or commissions as required of the Fund and not otherwise provided for under this Agreement including, without limitation, prospectuses, shareholder reports, shareholder notices and proxy statements;

     . Prepare and file or oversee preparation and review and provide legal guidance on the Fund's annual, semi-annual and other periodic reports;

     . Prepare and file or oversee preparation and provide legal guidance on the Fund's tax filings and reports;

     . Prepare and file with appropriate regulatory authorities the Fund's proxy statement and negotiate with such regulatory authorities;

     . Prepare and file with appropriate regulatory authorities various reports in order to maintain the Fund's status in good standing;

     .  Arrange for shareholders' meetings;

     . Prepare the Fund's representatives who will attend shareholder meetings and all necessary materials in connection with such meetings including, without limitation, a written script for such meetings, shareholder minutes and any follow-up documents; and

     .  Attend shareholder meetings.

C.   Securities Trading and Investment Practices.  The Administrator shall
     -------------------------------------------
perform the following functions relating to the Fund's securities trading and investment practices:

     . Review and negotiate private placement and municipal securities offering documentation and provide legal guidance on transfer restrictions;

     . Provide guidance on legal considerations relating to the purchase of foreign securities;

     . Draft and negotiate documentation necessary to permit the Fund to engage in a variety of derivative and securities trading practices and provide legal guidance with respect to these practices;

     .  Negotiate the Fund's line of credit documentation; and

     . Provide legal guidance on applicable laws regulating the types and levels of ownership of securities by the Fund.

D.   Regulated Activities.  Applicable securities laws regulate numerous aspects
     --------------------
of the Fund's business, including such matters as the Fund's: prospectus disclosure; investment activities; affiliated transactions; investment in senior securities; sales, redemptions and exchanges; distribution of income and capital gains; distribution of Fund shares; board composition; code of ethics; fidelity bond; custodial services; and investment advisory and distribution contracts. The Administrator will provide the Fund with legal guidance with respect to these matters and to the general application of securities laws to the Fund's business.

E.   Tax Considerations.  The Administrator shall perform the following
     ------------------
functions relating to the application of tax rules to the Fund:

     . Provide legal guidance with respect to the application of tax rules to the Fund and analyze from a tax perspective new types of securities purchased by the Fund, new investment practices engaged in by the Fund and new investment products or practices adopted by the Fund; and

     . Draft and/or review sections of the Fund's prospectus describing the tax consequences of an investment in the Fund.

F.   Board Considerations.  The Administrator shall perform the following
     --------------------
functions with respect to the Fund's governing board:

     . Provide advice concerning applicable rules governing the composition of the Fund's governing board;

     . Coordinate, prepare materials for and attend board and committee meetings and coordinate any follow up issues; and

     . Provide guidance and prepare materials on legal issues relevant to the Fund's business.

G.   Miscellaneous/Extraordinary Events.  The Administrator shall perform the
     ----------------------------------
following miscellaneous functions for the Fund:

     . Provide legal guidance with respect to litigation brought by the Fund and against the Fund and negotiate litigation settlements and pre-litigation settlements and work-out arrangements;

     . Obtain the required documentation to be filed in connection with any lawsuits against the Fund and provide information or expertise on administrative matters affecting such litigation;

     . Provide legal guidance on alternative distribution structures for the Fund's shares (such as the adoption of a multiple class structure);

     . Review all contracts concerning the acquisition of other investment companies or the liquidation of the Fund, draft, negotiate and file various documentation required in connection therewith, provide guidance on the manner such transactions should be structured to comply with applicable law and obtain legal opinions and regulatory authority rulings necessary for such transactions to comply with applicable law;

     . Seek formal guidance from regulatory authorities concerning the application of various regulations to the Fund and seek exemptive relief where appropriate; and

     . Provide or arrange for all other Legal Services required of the Fund and not otherwise provided for under this Agreement other than the services of any counsel retained to represent the members of the governing boards of the funds who are not "interested persons" of the Administrator or its affiliates, as such term is defined in the Investment Company Act of 1940.

                                                                       Exhibit D
                                                                       ---------

                         OTHER ADMINISTRATIVE SERVICES
                         -----------------------------

     The Administrator shall provide the following Other Administrative Services to each Fund:

     (1) Arrange for persons or other entities to serve as transfer agent, registrar or dividend disbursing agent as required by the Fund;

     (2) Arrange for a line of credit in the event of an unanticipated redemption of shares;

     (3) Arrange for consideration by the Board of appropriate or necessary insurance coverage for the Fund;

     (4) Subject to Section 4 hereof, perform or arrange for all compliance functions required of the Fund;

     (5) Prepare, and arrange for the printing and mailing of, any necessary investment communications;

     (6) Arrange for the printing and mailing of any documents or written materials required to be prepared by or on behalf of the Fund including, without limitation, stock certificates, prospectuses, shareholder reports, shareholder notices, proxy statements and reports to governmental officers and commissions;

     (7) Arrange for any other printing, production and delivery services required of the Fund and not otherwise provided for under this Agreement;

     (8) Provide a system of internal controls adequate to carry-out the business of the Fund and arrange for the annual report on internal controls of the Fund and its agents;

     (9) Review the Fund's disclosure documents to ensure that disclosures and policies conform to the Fund's actual operation; and

     (10) Provide for the calculation and timely disbursement of appropriate regulatory authority registration fees.

                                                                       Exhibit E
                                                                       ---------

                              ADMINISTRATIVE FEE
                              ------------------

     The Administrative Fee shall be an amount, computed as set forth below, designed to reimburse the Administrator for its actual costs (excluding costs of staffing so-called residual matters as set forth in Exhibit #2 to Exhibit H to the Memorandum to the Trustees of the Funds from Stephen E. Cavan and Joseph W. Dello Russo dated September 23, 1996 (Offshore Board) or October 1, 1996 (Compass, Crimson, Institutional Products and Red Boards)) for providing the Financial Administration Services and Legal Services (the "Actual Costs") for providing such services for a calendar year computed pursuant to the principles set forth in such Exhibit H, subject to such changes in those principles as may be agreed to from time to time by the Funds and the Administrator (the "Approved Budgeted Costs"). In computing its Actual Costs, the Administrator will follow the cost allocation principles set forth in the Deloitte & Touche LLP Report of Independent Consultant dated November 29, 1996 under the caption "Review of MFS Cost Reimbursement Methodologies", subject to such changes as may be agreed to from time to time by the Funds and the Administrator.

     For calendar year 1997, the Approved Budgeted Costs are agreed to be $5.5 million, such amount to be pro rated from the effective date of this Agreement. For each subsequent calendar year, the Approved Budgeted Costs shall be an amount agreed to by the Funds and the Administrator prior to the beginning of the year, provided that, until Approved Budgeted Costs for a year are agreed to,
          --------
the Approved Budgeted Costs and Administrative Fee for the prior year shall remain in effect.

     Subject to the adjustments required by the next paragraph, the Administrative Fee for a calendar year shall be computed by allocating the Approved Budgeted Costs for that year among the Funds based on each Fund's average daily net assets for its then-current fiscal year at rates reflecting a basic rate on the first $1 billion of net assets of a Fund, a 16 2/3% discount from the basic rate on the next $1 billion, a 33 1/3% discount from the basic rate on the next $1 billion, and the elimination of any charge on assets in excess of $3 billion. For 1997 the rates shall be:

     .  0.0150% on first $1 billion;
     .  0.0125% on next $1 billion;
     .  0.0100% on next $1 billion;
     .  0.0% on amounts in excess of $ 3 billion

        in each case on an annualized basis for a Fund's then-current fiscal year.

     In the event that the aggregate amount of all Administrative Fees received by the Administrator during a calendar year at any time equals 110% of the amount of the Approved Budgeted Costs for that year, no further payments of Administrative Fees shall be made by the Funds to the Administrator for that calendar year. In the event that the aggregate amount of the

Administrative Fees received by the Administrator for a calendar year is less than the amount of the Approved Budgeted Costs for that year, the Administrator shall not be entitled to recovery of this shortfall during the current calendar year; however, the amount of such shortfall will be taken into account when establishing the Administrative Fee for following calendars years. In the event that the aggregate amount of the Administrative Fees received by the Administrator for a calendar year is greater than the Administrator's Actual Costs for that year, such excess fees shall be applied as a credit against the Administrative Fees payable by the Funds hereunder for the subsequent calendar year.

     The Administrator will provide the Funds with such information as may reasonably be required to review the Administrator's Actual Costs as of June 30 and December 31 in each year.